Second Amendment to Employment Agreement

This Second Amendment (“Second Amendment”), to the Employment Agreement (the "Agreement") dated January 6, 2017 between Payment Data Systems, Inc. ("PDS") and Tom Jewell (“Executive") is made on the 28th day of November, 2018, and is made part of the Agreement which is hereby amended as follows:

1.           Definitions.  All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2.           Entire Agreement.  Except as expressly modified by this Second Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of PDS and Executive.

3.           Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

4.           Section References.  Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

5.           Now, therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged:

a.	The Base Salary as set forth in Schedule 4(a) of Schedule 1 to the Agreement is hereby amended to be $220,000 per annum effective November 26, 2018.

This Second Amendment amends the Agreement as set forth herein. All previously existing obligations under the Agreement are hereby reaffirmed in all respects.

In witness thereof, the parties hereto have caused this Second Amendment to the Employment Agreement on the day and year first above written.

Payment Data Systems, Inc.	Executive

By: /s/ Louis A. Hoch	By: /s/ Tom Jewell
Name: Louis A. Hoch	Name: Tom Jewell
Title: Chief Executive Officer and President	Title: Chief Financial Officer